U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

APRIL 27, 2010
Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.
(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO (State or other Jurisdiction of Incorporation or Organization)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO	80228
(Address of Principal Executive Offices)	(Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As used in this report, “we”, “us”, “our”, and the “Company” refer to Mesa Laboratories, Inc., a Colorado corporation.

On April 27, 2010, the Company and each of the shareholders of SGM (the “SGM Shareholders”) entered into a Share Purchase Agreement (the “Agreement”) pursuant to which the Company will acquire from the SGM Shareholders all 50,000 shares of the SGM common stock that are issued and outstanding in exchange (the “Share Purchase”) for the payment by us of an aggregate of $12,000,000 (which includes a holdback amount of $600,000) to the SGM Shareholders.

If the Share Purchase is consummated, SGM will become a wholly-owned subsidiary of the Company.  SGM is a manufacturer of biological products used in the sterilization process of hospitals, dentists and other medical related professions.  SGM derives substantially all of its revenue from sales of spore strips and ampoules to medical related businesses.

The consummation of the Share Purchase is subject to certain terms and conditions customary for transactions of this type.  In addition, pursuant to the terms of the Agreement, each party has agreed to indemnify the other for an agreed-upon period following the closing for losses arising from, among other things, such party’s breach of its representations, warranties or covenants under the Agreement and certain other matters, subject to limitation in accordance with an agreed-upon minimum and cap on indemnifiable losses.

On April 27, 2010, the Company entered into an agreement for purchase and sale of real property (the “Real Estate Purchase Agreement”), with Surreal, L.L.C. (“SURREAL”), a Montana limited liability company, having an address of 10 Evergreen Drive, Bozeman, MT.  This property currently houses the operations of SGM Biotech, Inc., and pursuant to the agreement the Company will acquire the Real Property at the address above for the payment by us of $2,150,000.

On April 27, 2010, the Company created a credit facility of $7,000,000 to be provided by Colorado State Bank and Trust, N.A. (“CSBT”).  Under the terms of this facility, the Company entered into a $3,000,000 Reducing Line of Credit from CSBT with a variable interest rate at an initial rate of 3.25 percent, and a $4,000,000 Revolving Line of Credit with a variable interest rate at an initial rate of 3.25 percent.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On April 27, 2010, we completed the Share Purchase pursuant to the Agreement on the terms as set forth in Item 1 above.  Please refer to Item 1 above for a description of the material terms and conditions of the Share Purchase.  Pursuant to the Agreement, the cash proceeds paid at closing were adjusted for the holdback amount, shareholder notes, shareholder expenses and other credits.

On April 30, 2010, we completed the Real Estate Purchase Agreement with SURREAL pursuant to the terms as set forth in Item 1 above.

On April 27, 2010, we completed the agreement to create a $7,000,000 credit facility with CSBT pursuant to the terms as set forth in Item 1 above.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements Of Businesses Acquired.

The Registrant is not able to provide the required financial statements at the time this Report on Form 8-K is filed.  The Registrant believes that the required financial statements will be available no later than July 12, 2010.  The Registrant undertakes to file the required financial statements by amendment to this Report on Form 8-K as soon as practicable (but not later than 71 calendar days after the date that this Report on Form 8-K must be filed). Based upon our preliminary evaluation of significance we expect to file two years of audited financial statements for SGM.

(b)                                  Pro Forma Financial Statements.

The Registrant is not able to provide the required financial statements at the time this Report on Form 8-K is filed.  The Registrant believes that the required financial statements will be available no later than July 12, 2010.  The Registrant undertakes to file the required financial statements by amendment to this Report on Form 8-K as soon as practicable (but not later than 71 calendar days after the date that this Report on Form 8-K must be filed).

(c)                                  Shell company transactions.

Not applicable.

(d)                                  Exhibits.

Exhibit Number	Description

99.1	Financial statements of SGM Biotech, Inc. for the years ended December 31, 2009 and 2008.*

99.2	Unaudited pro forma combined financial statements of Mesa Laboratories, Inc. and SGM Biotech, Inc., as of and for the 12 months ended March 31, 2010.*

99.3	Share Purchase Agreement by and among Mesa Laboratories, Inc. and the SGM Biotech, Inc. Shareholders dated as of April 27, 2010.

99.4	Real Estate Purchase Agreement between Mesa Laboratories, Inc. and Surreal, L.L.C. dated as of April 27, 2010.

99.5	Summary of material terms of Credit Facility provided to Mesa Laboratories, Inc. by Colorado State Bank and Trust, N.A. of $7,000,000 dated April 27, 2010.

*        To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA
LABORATORIES, INC.
(Issuer)

DATED: April 27, 2010	BY:	/s/ John J. Sullivan, Ph.D.
John J. Sullivan, Ph.D.
Chief Executive Officer,
President and Director